Exhibit 5.1

January 7, 2025

Arbe Robotics Ltd.

107 HaHashmonaim St.

Tel Aviv-Yafo

Israel

Re: Registration Statement on Form F-3

We have acted as Israeli counsel to Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) which registers the offer, issuance, and sale by the Company, from time to time, of up to a maximum of $5,516,499.53 aggregate initial offering price of a presently indeterminate amount of any one or more of the following types of securities:

(a)	ordinary shares of the Company, par value NIS 0.000216 (“Ordinary Shares”, or the “Shares”);

(b)	warrants to purchase Ordinary Shares (“Warrants”);

(c)	debt securities of the Company (which may be senior or subordinated, convertible or non-convertible, secured or unsecured) (the “Debt Securities”) to be issued by the Company pursuant to an indenture to be executed by the Company and the relevant trustee (a “Company Indenture”); and

(d)	units comprised of one or more of the Ordinary Shares, Warrants and Debt Securities and in any combination (the “Units”) (collectively, the Shares, Warrants, Debt Securities, and the Units are referred to as the “Securities”).

We understand that the Registration Statement incorporates by reference the Registration Statement on Form F-3 (Registration No. 333-269235) (the “Prior Registration Statement”), which was declared effective on February 24, 2023, including the prospectus which forms part of the Prior Registration Statement (the “Prospectus”) and the supplements to the Prospectus referred to therein (each a “Prospectus Supplement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In making the examination described above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, conformity and completeness of all documents submitted to us and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the veracity of all facts communicated to us by the Company and its officers, and we have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors, which have been provided to us are complete, true and accurate, have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws and that there are no additional contrast consents, resolutions and minutes which have not been presented to us. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of a such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate the Articles or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not independently verified any of these assumptions.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement (including any post-effective amendments) shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, pursuant to which the Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Shares may be issued, such Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, will be validly issued, fully paid and non-assessable to the extent governed by Israeli law.

2.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement (including any post-effective amendments) shall not have been terminated or rescinded, (c) the due authorization, execution and delivery of (i) the Warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a Warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (ii) any certificates relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (h) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Warrant Agreement, such Warrants, including any Ordinary Shares issued upon exercise or conversion of any Warrants, will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

3.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities, the terms of the offering thereof and related matters (for purposes of this paragraph 3, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the Debt Securities and Company Indenture, and (ii) any certificates relating to the Debt Securities, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Debt Securities in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Company Indenture, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, pursuant to which the Debt Securities may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Company Indenture and any rights certificates, of the terms of the Debt Securities and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Company Indenture, and due issuance, sale and delivery, in accordance with the provisions of any such Company Indenture, the Registration Statement and the prospectus included therein, of the Debt Securities and (h) receipt by the Company of the consideration for the Debt Securities as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Company Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, to the extent governed by Israeli law.

4.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Units, the terms of the offering thereof and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of the Unit agreement, and (ii) any certificates relating to the Unit, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Unit in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Unit agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, pursuant to which Unit may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Company Indenture and any rights certificates, of the terms of the Units and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Unit agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Unit agreement, the Registration Statement and the prospectus included therein, of the Units and (h) receipt by the Company of the consideration for the Units as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Unit agreement, such Units will constitute valid and legally binding obligations of the Company, to the extent governed by Israeli law.

Without derogating from the above, the opinions set forth above are subject also to the assumption that the Company shall have taken any action required to be taken by the Company to authorize the offer and issuance of the Securities, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the Board shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles (subject to the further assumption that the Articles has not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We have further assumed that, at the time of issuance and sale of Ordinary Shares and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of ordinary shares are authorized and available for issuance under the Articles.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, in respect of any other matters.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they do not constitute guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes or to update our opinions.

This opinion is governed and shall be exclusively governed by the laws of the State of Israel under all and any circumstances, and under all and any proceedings shall be determined exclusively by the competent courts in the city of Tel Aviv, Israel. Our liability in connection with this opinion is limited to the amounts actually paid to us by the Company in connection with the offering. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the Prospectus and any Prospectus Supplement forming part of the registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

Very truly yours,

/s/ Erdinast, Ben Nathan, Toledano & Co.
Erdinast, Ben Nathan, Toledano & Co.